Exhibit 99.1
FOR IMMEDIATE RELEASE
Diversified Healthcare Trust Announces Second Quarter 2022 Results
Net Loss Attributable to Common Shareholders of $0.46 Per Share
Normalized FFO Attributable to Common Shareholders of ($0.04) Per Share

Newton, MA (August 3, 2022):  Diversified Healthcare Trust (Nasdaq: DHC) today announced its financial results for the quarter ended June 30, 2022.
Jennifer Francis, President and Chief Executive Officer of DHC, made the following statement:
"Second quarter results demonstrated the continued and encouraging recovery of our senior living portfolio. In our SHOP communities, occupancy improved 60 basis points while NOI increased by $6.3 million from the first quarter, primarily fueled by our operators' ability to increase rate. Office Portfolio leasing activity was strong with a 9.1% roll up from prior rents on 263,000 square feet of leasing. On a sequential basis, same property Office Portfolio cash basis NOI increased 2.4% and overall improvement in our portfolios' results drove a 23.3% increase in adjusted EBITDAre.
During the quarter, we took additional steps to strengthen our balance sheet. We sold a 10% equity interest in the existing joint venture that owns a life science property located in the Seaport District of Boston for $108 million and redeemed $500 million of our 9.75% senior notes in June, reducing our annual interest expense by approximately $49 million and leaving us well positioned to execute our strategic plan of making capital investments to improve portfolio performance and continue to reduce debt."
Quarterly Results:
•Reported net loss attributable to common shareholders of $109.4 million, or $0.46 per share.
•Reported normalized funds from operations, or Normalized FFO, attributable to common shareholders of ($10.4) million, or ($0.04) per share.

	As of and For the Three Months Ended
	June 30, 2022	March 31, 2022	June 30, 2021
Occupancy
Office Portfolio (period end)	88.1%	89.3%	91.0%
SHOP (average day for period)	73.6%	73.0%	70.9%

Same Property Occupancy
Office Portfolio (period end)	91.2%	92.5%	91.8%
SHOP (average day for period)	74.1%	74.1%	72.9%

	Three Months Ended
	June 30, 2022	March 31, 2022	Change	June 30, 2021	Change
Same Property Cash Basis NOI (dollars in thousands)
Office Portfolio	$28,019	$27,352	2.4%	$28,737	(2.5)%
SHOP	$12,878	$9,485	35.8%	$12,464	3.3%
Total Consolidated Same Property Cash Basis NOI	$50,788	$46,699	8.8%	$51,051	(0.5)%
Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended June 30, 2022 and 2021 appear later in this press release. Reconciliations of net income (loss) attributable to common shareholders determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and a calculation of same property Cash Basis NOI, for the quarters ended June 30, 2022, March 31, 2022 and June 30, 2021, as applicable, also appear later in this press release.
Office Portfolio Segment:
•Same property Cash Basis NOI decreased compared to the second quarter of 2021 primarily resulting from decreases in occupancy, partially offset by increases in parking income.
•DHC entered into new and renewal leases for an aggregate of 263,172 rentable square feet at weighted average rents that were 9.1% higher than prior rents for the same space.
SHOP Segment:
•Same property Cash Basis NOI increased compared to the second quarter of 2021 primarily resulting from increases in occupancy, partially offset by increases in operating expenses on a per resident basis due to increased labor and dietary costs and insurance premiums for certain of DHC's senior living communities.
•Recent same property occupancy rates in DHC's senior housing operating portfolio, or SHOP, segment consisting of 120 communities are as follows:

	2021						2022
	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun
SHOP Same Property Average Occupancy	72.9%	73.4%	73.8%	73.9%	74.2%	74.1%	74.4%	74.1%	73.8%	73.9%	73.9%	74.4%
Sequential Occupancy Change		0.5	0.4	0.1	0.3	(0.1)	0.3	(0.3)	(0.3)	0.1	—	0.5
•Recent occupancy rates for the 107 senior living communities transitioned from Five Star Senior Living, Inc. to 10 new third party managers in DHC's SHOP segment are as follows:

	2021	2022
	Dec	Jan	Feb	Mar	Apr	May	Jun
SHOP Other Operator Managed Communities Average Occupancy	67.4%	69.8%	70.0%	70.9%	71.9%	72.1%	73.2%
Sequential Occupancy Change		2.4	0.2	0.9	1.0	0.2	1.1
Joint Venture Activities:
•In June 2022, DHC sold an additional 10% equity interest in its joint venture for a life science property located in Boston, Massachusetts to an existing joint venture investor for approximately $108.0 million. The purchasing investor now owns a 45% equity interest, the other investor continues to own a 45% equity interest and DHC owns the remaining 10% equity interest in this joint venture.
Liquidity and Financing Activities:
•In June 2022, DHC redeemed $500.0 million of its outstanding 9.75% senior notes due 2025 for a redemption price equal to 104.875% of the $500.0 million principal amount of the notes being redeemed, using restricted cash on hand.
•In April 2022, DHC prepaid approximately $10.9 million of secured debt encumbering one of its medical office properties with an annual interest rate of 6.28% and a maturity date in July 2022, using cash on hand.
•As of June 30, 2022, DHC had approximately $868.4 million of cash and cash equivalents and restricted cash.
•In July 2022, DHC prepaid approximately $15.3 million of secured debt encumbering two of its senior living communities with an annual interest rate of 5.75% and a maturity date in October 2022, using cash on hand.

Acquisition Activities:
•In July 2022, DHC acquired one life science property located in California with approximately 89,000 square feet for a purchase price of approximately $82.0 million, excluding closing costs.
Conference Call:
At 10:00 a.m. Eastern Time tomorrow morning, President and Chief Executive Officer, Jennifer Francis, and Chief Financial Officer and Treasurer, Richard Siedel, will host a conference call to discuss DHC's second quarter 2022 financial results. The conference call telephone number is (877) 329-4297. Participants calling from outside the United States and Canada should dial (412) 317-5435. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Thursday, August 11, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 6571102.
A live audio webcast of the conference call will also be available in a listen-only mode on DHC's website, www.dhcreit.com. Participants wanting to access the webcast should visit DHC's website about five minutes before the call. The archived webcast will be available for replay on DHC's website following the call for about one week. The transcription, recording and retransmission in any way of DHC's second quarter conference call are strictly prohibited without the prior written consent of DHC.
Supplemental Data:
A copy of DHC's Second Quarter 2022 Supplemental Operating and Financial Data is available for download at DHC's website, www.dhcreit.com. DHC's website is not incorporated as part of this press release.
DHC is a real estate investment trust, or REIT, focused on owning high-quality healthcare properties located throughout the United States. DHC seeks diversification across the health services spectrum by care delivery and practice type, by scientific research disciplines and by property type and location. As of June 30, 2022, DHC’s approximately $6.9 billion portfolio included 378 properties in 36 states and Washington, D.C., occupied by more than 500 tenants, and totaling approximately 9 million square feet of life science and medical office properties and more than 27,000 senior living units. DHC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of June 30, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. To learn more about DHC, visit www.dhcreit.com.
Non-GAAP Financial Measures:
DHC presents certain "non-GAAP financial measures" within the meaning of applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, earnings before interest, income tax, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre for the three and six months ended June 30, 2022 and 2021, as well as certain of these measures for the three quarters prior to the quarter ended

June 30, 2022. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of DHC's operating performance or as measures of DHC's liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in DHC's condensed consolidated statements of income (loss). DHC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. DHC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization, they may facilitate a comparison of DHC's operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of DHC's properties.
Please see the pages attached hereto for a more detailed statement of DHC's operating results and financial condition, and for an explanation of DHC's calculation of FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, NOI, Cash Basis NOI, same property NOI, same property Cash Basis NOI, EBITDA, EBITDAre and Adjusted EBITDAre and a reconciliation of those amounts to amounts determined in accordance with GAAP.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Rental income	$62,522	$102,394	$127,807	$205,152
Residents fees and services	250,506	243,947	495,954	503,913
Total revenues	313,028	346,341	623,761	709,065

Expenses:
Property operating expenses	266,066	264,632	534,808	552,023
Depreciation and amortization	58,261	67,888	115,520	134,041
General and administrative	7,207	9,126	14,492	16,668
Acquisition and certain other transaction related costs	609	12,071	1,537	12,071
Impairment of assets	—	—	—	(174)
Total expenses	332,143	353,717	666,357	714,629

(Loss) gain on sale of properties	(686)	30,760	327,108	30,638
Losses on equity securities, net	(10,157)	(3,849)	(18,710)	(12,188)
Interest and other income (1)	2,266	16,038	2,661	18,873
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,318, $3,017, $4,790 and $5,829, respectively)	(55,975)	(67,657)	(113,106)	(127,748)
Loss on modification or early extinguishment of debt	(29,560)	(370)	(30,043)	(2,410)
(Loss) income from continuing operations before income tax benefit (expense) and equity in earnings of investees	(113,227)	(32,454)	125,314	(98,399)
Income tax benefit (expense)	640	(191)	(832)	(429)
Equity in earnings of investees	3,204	—	6,558	—
Net (loss) income	(109,383)	(32,645)	131,040	(98,828)
Net income attributable to noncontrolling interest	—	(1,577)	—	(2,899)
Net (loss) income attributable to common shareholders	$(109,383)	$(34,222)	$131,040	$(101,727)

Weighted average common shares outstanding (basic and diluted)	238,197	237,871	238,173	237,853

Per common share amounts (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.46)	$(0.14)	$0.55	$(0.43)

(1)    DHC recognized funds received under the Coronavirus Aid, Relief, and Economic Security Act of $760 and $15,748 during the three months ended June 30, 2022 and 2021, respectively, and $959 and $18,181 during the six months ended June 30, 2022 and 2021, respectively.

DIVERSIFIED HEALTHCARE TRUST
FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS ATTRIBUTABLE TO COMMON SHAREHOLDERS
(amounts in thousands, except per share data)
(unaudited)
Calculation of FFO and Normalized FFO Attributable to Common Shareholders(1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net (loss) income attributable to common shareholders	$(109,383)	$(34,222)	$131,040	$(101,727)
Depreciation and amortization	58,261	67,888	115,520	134,041
Loss (gain) on sale of properties	686	(30,760)	(327,108)	(30,638)
Impairment of assets	—	—	—	(174)
Losses on equity securities, net	10,157	3,849	18,710	12,188
FFO adjustments attributable to noncontrolling interest	—	(5,275)	—	(10,548)
Equity in earnings of unconsolidated joint ventures	(3,204)	—	(6,558)	—
Share of FFO from unconsolidated joint ventures	3,704	—	7,379	—
Adjustments to reflect DHC's share of FFO attributable to an equity method investment	(1,466)	(3,005)	(3,398)	(969)
FFO attributable to common shareholders	(41,245)	(1,525)	(64,415)	2,173

Acquisition and certain other transaction related costs	609	12,071	1,537	12,071
Loss on modification or early extinguishment of debt	29,560	370	30,043	2,410
Adjustments to reflect DHC's share of Normalized FFO attributable to an equity method investment	681	1,299	539	1,384
Normalized FFO attributable to common shareholders	$(10,395)	$12,215	$(32,296)	$18,038

Weighted average common shares outstanding (basic and diluted)	238,197	237,871	238,173	237,853

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(0.46)	$(0.14)	$0.55	$(0.43)
FFO attributable to common shareholders	$(0.17)	$(0.01)	$(0.27)	$0.01
Normalized FFO attributable to common shareholders	$(0.04)	$0.05	$(0.14)	$0.08
Distributions declared	$0.01	$0.01	$0.02	$0.02
(1)      DHC calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by the National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding any gain or loss on sale of properties, equity in earnings or losses of unconsolidated joint ventures, loss on impairment of real estate assets, gains or losses on equity securities, net, if any, including adjustments to reflect DHC's proportionate share of FFO of DHC's equity method investment in AlerisLife Inc. (Nasdaq: ALR), or AlerisLife, and DHC's proportionate share of FFO from its unconsolidated joint ventures, plus real estate depreciation and amortization of consolidated properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to DHC. In calculating Normalized FFO attributable to common shareholders, DHC adjusts for the items shown above including similar adjustments for DHC's unconsolidated joint ventures, if any. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by DHC's Board of Trustees when determining the amount of distributions to its shareholders. Other factors include, but are not limited to, requirements to maintain DHC's qualification for taxation as a REIT, limitations in the agreements governing DHC's debt, the availability to DHC of debt and equity capital, DHC's expectation of its future capital requirements and operating performance, and DHC's expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF NOI AND CASH BASIS NOI (1)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Calculation of NOI and Cash Basis NOI:
Revenues:
Rental income	$62,522	$102,394	$127,807	$205,152
Residents fees and services	250,506	243,947	495,954	503,913
Total revenues	313,028	346,341	623,761	709,065
Property operating expenses	(266,066)	(264,632)	(534,808)	(552,023)
NOI	46,962	81,709	88,953	157,042
Non-cash straight line rent adjustments included in rental income	(2,710)	(1,321)	(4,455)	(2,125)
Lease value amortization included in rental income	57	(1,849)	162	(3,715)
Non-cash amortization included in property operating expenses	(199)	(199)	(398)	(398)
Cash Basis NOI	$44,110	$78,340	$84,262	$150,804

Reconciliation of Net Income (Loss) Attributable to Common Shareholders to NOI and Cash Basis NOI:
Net (loss) income attributable to common shareholders	$(109,383)	$(34,222)	$131,040	$(101,727)
Net income attributable to noncontrolling interest	—	1,577	—	2,899
Net (loss) income	(109,383)	(32,645)	131,040	(98,828)
Equity in earnings of investees	(3,204)	—	(6,558)	—
Income tax (benefit) expense	(640)	191	832	429
Loss on modification or early extinguishment of debt	29,560	370	30,043	2,410
Interest expense	55,975	67,657	113,106	127,748
Interest and other income	(2,266)	(16,038)	(2,661)	(18,873)
Losses on equity securities, net	10,157	3,849	18,710	12,188
Loss (gain) on sale of properties	686	(30,760)	(327,108)	(30,638)
Impairment of assets	—	—	—	(174)
Acquisition and certain other transaction related costs	609	12,071	1,537	12,071
General and administrative	7,207	9,126	14,492	16,668
Depreciation and amortization	58,261	67,888	115,520	134,041
NOI	46,962	81,709	88,953	157,042

Non-cash straight line rent adjustments included in rental income	(2,710)	(1,321)	(4,455)	(2,125)
Lease value amortization included in rental income	57	(1,849)	162	(3,715)
Non-cash amortization included in property operating expenses	(199)	(199)	(398)	(398)
Cash Basis NOI	$44,110	$78,340	$84,262	$150,804
(1)    The calculations of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI exclude certain components of net income (loss) attributable to common shareholders in order to provide results that are more closely related to DHC's property level results of operations. DHC calculates NOI and Cash Basis NOI as shown above and same property NOI and same property Cash Basis NOI as shown below. DHC defines NOI as income from its real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that DHC records as depreciation and amortization. DHC defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fee amortization, if any, and non-cash amortization included in property operating expenses. DHC calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI. DHC uses NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

Office Portfolio	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Rental income	$52,610	$54,997	$89,950	$91,520	$92,804
Property operating expenses	(22,026)	(23,447)	(32,313)	(32,386)	(31,321)
NOI	$30,584	$31,550	$57,637	$59,134	$61,483

NOI	$30,584	$31,550	$57,637	$59,134	$61,483
Less:
Non-cash straight line rent adjustments included in rental income	2,532	1,511	1,827	1,800	1,597
Lease value amortization included in rental income	(74)	(122)	1,631	1,830	1,833
Non-cash amortization included in property operating expenses	199	199	200	199	199
Cash Basis NOI	$27,927	$29,962	$53,979	$55,305	$57,854

Reconciliation of NOI to Same Property NOI:
NOI	$30,584	$31,550	$57,637	$59,134	$61,483
Less:
NOI of properties not included in same property results	1,730	2,990	28,834	31,162	32,435
Same Property NOI (2)	$28,854	$28,560	$28,803	$27,972	$29,048

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$28,854	$28,560	$28,803	$27,972	$29,048
Less:
Non-cash straight line rent adjustments included in rental income	772	1,166	1,209	923	347
Lease value amortization included in rental income	(74)	(132)	(144)	(137)	(135)
Non-cash amortization included in property operating expenses	137	174	99	99	99
Same Property Cash Basis NOI (2)	$28,019	$27,352	$27,639	$27,087	$28,737
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and in service continuously since April 1, 2021; excludes properties classified as held for sale or out of service undergoing redevelopment, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI by Segment (1)
(dollars in thousands)
(unaudited)

SHOP	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Residents fees and services	$250,506	$245,448	$234,697	$236,013	$243,947
Property operating expenses	(244,040)	(245,295)	(241,403)	(233,687)	(233,311)
NOI / Cash Basis NOI	$6,466	$153	$(6,706)	$2,326	$10,636

Reconciliation of NOI / Cash Basis NOI to Same Property NOI / Same Property Cash Basis NOI:
NOI / Cash Basis NOI	$6,466	$153	$(6,706)	$2,326	$10,636
Less:
NOI / Cash Basis NOI of properties not included in same property results	(6,412)	(9,332)	(9,545)	(5,000)	(1,828)
Same Property NOI / Same Property Cash Basis NOI (2)	$12,878	$9,485	$2,839	$7,326	$12,464
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned and which have been operated by the same operator continuously since April 1, 2021; excludes properties classified as held for sale or closed, if any.

DIVERSIFIED HEALTHCARE TRUST
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI (1)
(dollars in thousands)
(unaudited)

Consolidated	For the Three Months Ended
Calculation of NOI and Cash Basis NOI:	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Rental income / residents fees and services	$313,028	$310,733	$336,731	$337,416	$346,341
Property operating expenses	(266,066)	(268,742)	(273,716)	(266,073)	(264,632)
NOI	$46,962	$41,991	$63,015	$71,343	$81,709

NOI	$46,962	$41,991	$63,015	$71,343	$81,709
Less:
Non-cash straight line rent adjustments included in rental income	2,710	1,745	2,042	1,679	1,321
Lease value amortization included in rental income	(57)	(105)	1,648	1,848	1,849
Non-cash amortization included in property operating expenses	199	199	200	199	199
Cash Basis NOI	$44,110	$40,152	$59,125	$67,617	$78,340

Reconciliation of NOI to Same Property NOI:
NOI	$46,962	$41,991	$63,015	$71,343	$81,709
Less:
NOI of properties not included in same property results	(4,877)	(6,146)	19,289	26,162	30,607
Same Property NOI (2)	$51,839	$48,137	$43,726	$45,181	$51,102

Reconciliation of Same Property NOI to Same Property Cash Basis NOI:
Same Property NOI (2)	$51,839	$48,137	$43,726	$45,181	$51,102
Less:
Non-cash straight line rent adjustments included in rental income	971	1,379	1,424	802	71
Lease value amortization included in rental income	(57)	(115)	(127)	(119)	(119)
Non-cash amortization included in property operating expenses	137	174	99	99	99
Same Property Cash Basis NOI (2)	$50,788	$46,699	$42,330	$44,399	$51,051
(1)See page 7 for the calculation of NOI and a reconciliation of net income (loss) attributable to common shareholders determined in accordance with GAAP to that amount. See footnote 1 on page 7 of this press release for a definition of NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI, and page 3 for a description of why management believes they are appropriate supplemental measures and a description of how management uses these measures.
(2)Consists of properties owned, in service and operated by the same operator continuously since April 1, 2021; excludes properties classified as held for sale, closed or out of service undergoing redevelopment, if any, and medical office and life science properties owned by unconsolidated joint ventures in which DHC owns an equity interest.

DIVERSIFIED HEALTHCARE TRUST
CALCULATION AND RECONCILIATION OF EBITDA, EBITDAre AND ADJUSTED EBITDAre
(dollars in thousands)
(unaudited)
Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre(1):

	For the Three Months Ended
	6/30/2022	3/31/2022

Net (loss) income	$(109,383)	$240,423
Interest expense	55,975	57,131
Income tax (benefit) expense	(640)	1,472
Depreciation and amortization	58,261	57,259
EBITDA	4,213	356,285
Loss (gain) on sale of properties	686	(327,794)
Equity in earnings of unconsolidated joint ventures	(3,204)	(3,354)
Share of EBITDAre from unconsolidated joint ventures	5,709	5,232
Adjustments to reflect DHC's share of EBITDAre attributable to an equity method investment	(1,446)	(1,816)
EBITDAre	5,958	28,553
General and administrative expense paid in common shares	665	315
Acquisition and certain other transaction related costs	609	928
Loss on modification or early extinguishment of debt	29,560	483
Losses on equity securities, net	10,157	8,553
Adjustments to reflect DHC's share of Adjusted EBITDAre attributable to an equity method investment	1,026	65
Adjusted EBITDAre	$47,975	$38,897

(1)    DHC calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, excluding gains or losses on the sale of properties, equity in earnings or losses of unconsolidated joint ventures, impairment of assets, if any, and including adjustments to reflect DHC's proportionate share of EBITDAre of DHC's equity method investment in AlerisLife and DHC's proportionate share of EBITDAre from its unconsolidated joint ventures, as well as certain other adjustments currently not applicable to DHC. In calculating Adjusted EBITDAre, DHC adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than DHC does.

DIVERSIFIED HEALTHCARE TRUST
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	June 30, 2022	December 31, 2021
Assets
Real estate properties	$6,472,457	$6,813,556
Accumulated depreciation	(1,738,379)	(1,737,807)
Total real estate properties, net	4,734,078	5,075,749

Investments in unconsolidated joint ventures	158,759	215,127
Cash and cash equivalents	705,160	634,848
Restricted cash	163,242	382,097
Acquired real estate leases and other intangible assets, net	37,359	48,746
Other assets, net	347,266	266,947
Total assets	$6,145,864	$6,623,514

Liabilities and Shareholders' Equity
Revolving credit facility	$700,000	$800,000
Senior unsecured notes, net	2,315,286	2,806,811
Secured debt and finance leases, net	57,006	69,713
Accrued interest	27,639	29,845
Assumed real estate lease obligations, net	1,293	2,556
Other liabilities	255,015	252,199
Total liabilities	3,356,239	3,961,124

Total shareholders' equity	2,789,625	2,662,390
Total liabilities and shareholders' equity	$6,145,864	$6,623,514

Warning Concerning Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever DHC uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, DHC is making forward-looking statements. These forward-looking statements are based upon DHC's present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by DHC's forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond DHC's control. For example,
•Ms. Francis's statements regarding the continued and encouraging recovery of DHC's senior living portfolio and the sequential quarter NOI and occupancy growth for DHC's SHOP communities may imply that DHC's senior living communities will realize further NOI and occupancy growth in future sequential quarters from its SHOP segment. DHC's SHOP segment is subject to various risks, many of which are beyond its control, including the COVID-19 pandemic and other economic and market conditions, such as the current inflationary conditions, increasing interest rates and a possible recession. As a result, DHC may not realize any such growth in future periods,
•Ms. Francis's statement regarding the strong leasing results and roll up in rents from 2022 second quarter leasing activity in DHC's Office Portfolio segment may imply that future leasing results in DHC's Office Portfolio segment will continue to be positive and that such positive leasing results will improve the financial performance of DHC's Office Portfolio segment. However, DHC's ability to realize positive leasing activity and occupancy depends on various factors, including market conditions and tenants' demands for DHC's Office Portfolio properties, the timing of lease expirations and DHC's ability to successfully compete for tenants, among other factors. As a result, DHC may not realize positive leasing activity or occupancy in future periods,
•Ms. Francis's statement regarding increases on a sequential basis in DHC's same property Office Portfolio segment cash basis NOI and in adjusted EBITDAre may imply that DHC will continue to realize these improvements and that its Office Portfolio segment NOI and its adjusted EBITDAre will increase in future periods. However, DHC may not be able to maintain these or other improvements with respect to its Office Portfolio segment and Office Portfolio segment NOI and its adjusted EBITDAre may not improve in future periods and may decline, and
•Ms. Francis's statements regarding the additional steps DHC has taken to strengthen its balance sheet and execute its plan of making capital investments to improve portfolio performance and continue to reduce debt may imply that DHC will be able to sustain sufficient liquidity and successfully execute its plan regarding capital improvements and reducing its debt. However, if economic conditions worsen or if DHC and its managers and tenants otherwise fail to profitably operate their businesses, DHC may be required to utilize all or a significant portion of its cash and cash equivalents to fund its business and operations. In addition, if DHC is unable to refinance or replace its debt as it matures, its liquidity may decline. As a result, DHC may not be able to maintain sufficient liquidity, execute its plan for its capital improvements or reduce its debt, and its financial results and position may be adversely impacted as a result.
The information contained in DHC's filings with the SEC, including under “Risk Factors” in DHC's periodic reports, or incorporated therein, identifies important factors that could cause DHC's actual results to differ materially from those stated in or implied by DHC's forward-looking statements. DHC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon forward-looking statements. Except as required by law, DHC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Michael Kodesch, Director, Investor Relations
(617) 796-8234
www.dhcreit.com
(END)